UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 25, 2017

SAVARA INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32157	84-1318182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 South Capital of Texas Highway, Las Cimas IV, Suite 150

Austin, TX

(Address of principal executive offices, including zip code)

(512) 961-1891

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01. Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Independent Registered Public Accounting Firm.

On May 26, 2017, Savara Inc. a Delaware corporation formerly known as Mast Therapeutics, Inc. (the “Company”) dismissed Mayer Hoffman McCann P.C. (“MHM”), which was serving as the Company’s independent registered public accounting firm. The decision to change accountants was approved by the audit committee of the Company’s board of directors (the “Audit Committee”).

The report of MHM on the Company’s consolidated financial statements for the year ended December 31, 2016 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles, except that the report included an explanatory paragraph related to the uncertainty of the Company’s ability to continue as a going concern.

During the Company’s most recent fiscal year, which ended December 31, 2016, and the subsequent interim period through May 26, 2017 there were no: (1) disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with MHM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreement if not resolved to the satisfaction of MHM would have caused MHM to make reference thereto in its reports on the consolidated financial statements for such years, or (2) reportable events (as described in Item 304(a)(1)(v) of Regulation S-K).

The Company delivered a copy of this Current Report on Form 8-K to MHM on May 26, 2017 and requested that a letter addressed to the SEC stating whether or not it agrees with the statements made in response to this Item 4.01 and, if not, stating the respects in which it does not agree. MHM responded with a letter dated May 30, 2017, stating its agreement with such statements, a copy of which is filed herewith as Exhibit 16.1.

(b) Engagement of New Independent Registered Public Accounting Firm.

On May 25, 2017, the Audit Committee approved the engagement of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017. Prior to the completion of the Company’s business combination with Aravas Inc., a Delaware corporation formerly known as Savara Inc. (“Aravas”), PricewaterhouseCoopers LLP served as the auditor of Aravas.

PricewaterhouseCoopers LLP served as the principal accountants for the Company from June 28, 2011 until March 30, 2016, and PricewaterhouseCoopers LLP audited the Company’s financial statements for the years ended December 31, 2015, 2014, 2013, 2012 and 2011. Other than as required in connection with such audits, during the years ended December 31, 2016 and 2015, and the subsequent interim period through May 25, 2017, neither the Company nor anyone on its behalf consulted with PricewaterhouseCoopers LLP, regarding either (i) the application of accounting principles to a specific transaction, completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that PricewaterhouseCoopers LLP concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

16.1	Letter from Mayer Hoffman McCann P.C. to the Securities and Exchange Commission, dated May 30, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 30, 2017		SAVARA INC., a Delaware corporation

	By:	/s/ Dave Lowrance
Dave Lowrance Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

16.1	Letter from Mayer Hoffman McCann P.C. to the Securities and Exchange Commission, dated May 30, 2017